Exhibit 10.4

TIMBERLAND BANCORP, INC.
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

RS No. _______________	Grant Date: _______________

This Restricted Stock Award (“Restricted Stock Award”) is granted by Timberland Bancorp, Inc. (“Corporation”) to _________________ (“Grantee”) in accordance with the terms of this Restricted Stock Award Agreement (“Agreement”) and subject to the provisions of the Timberland Bancorp, Inc. 2019 Equity Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference.

1.
Restricted Stock Award.  The Corporation makes this Restricted Stock Award of _________ Shares to Grantee [in exchange for a payment of $________].  These Shares are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3, 4 and 5 of this Agreement and in Article VI of the Plan.

2.	Vesting Dates: The Shares shall vest as follows, subject to Sections 4 and 5:
Vesting Date	Number of Shares Vesting
3.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any Shares that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Restricted Stock Award to the Grantee’s Family Members, as provided in the Plan.

4.
Termination of Service.  If the Grantee terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Corporation.  If the Grantee’s Service terminates on account of the Grantee’s death or Disability, the Vesting Date for all Shares that have not vested or been forfeited shall be accelerated to the date of that termination of Service.

5.
Effect of Change in Control.  In accordance with Plan Section 6.2(b)(iii), if a Change in Control occurs and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Shares will become vested on the date of the Participant’s Involuntary Separation from Service (unless the acquirer does not assume the outstanding Shares or replaces them with a benefit that the

Committee determines to be of equivalent value, in which case any nonvested Shares will be become vested upon the effective date of the Change in Control).
6.
Stock Power.  The Grantee agrees to execute a stock power with respect to each stock certificate reflecting the Shares, or other evidence of book-entry stock ownership, in favor of the Corporation.  The Shares shall not be issued by the Corporation until the required stock powers are delivered to the Corporation.

7.
Delivery of Shares.  The Corporation shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee reflecting the Shares vesting on each Vesting Date in Section 2.  The Corporation shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested.  Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Corporation’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Timberland Bancorp, Inc. and [name] dated [grant date] made pursuant to the terms of the Timberland Bancorp, Inc. 2019 Equity Incentive Plan, copies of which are on file at the executive offices of Timberland Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.
8.
Grantee’s Rights Regarding Dividends and Voting.  Any dividends declared and paid with respect to Shares that are subject to this Agreement shall be held by the Company on behalf of the Grantee until the Grantee vests in those Shares, as provided for in the Plan.  If the Grantee vests in Shares, then the held dividends related to those Shares shall be paid to the Grantee or the Grantee’s Beneficiary in a lump sum, without interest, within thirty (30) days following the applicable Vesting Date.  If the Grantee does not vest in Shares, then the Grantee shall immediately forfeit his or her interest in the held dividends related to those Shares. The Grantee may exercise all voting rights appurtenant to the Shares.

9.
Delivery of Shares to Grantee.  Upon the vesting of any Shares, the restrictions in Sections 3 and 4 shall terminate, and the Corporation shall deliver only to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member) a certificate (without the legend referenced in Section 7) or evidence of the issuance of Shares in book-entry form, and the related stock power in respect of the vesting Shares.  The Corporation’s obligation to deliver a stock certificate for vested Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee’s Beneficiary, estate or Family Member) in such form as the Committee requires.  The Corporation shall not be required to deliver stock certificates for vested Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Corporation covered by this Agreement.  Any additional Shares or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Shares that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Election.  The Grantee understands that an election may be made under Section 83(b) of the Code to accelerate the Grantee’s tax obligation with respect to receipt of the Shares from the Vesting Dates to the Grant Date by timely submitting an election to the Internal Revenue Service substantially in the form attached hereto (or in accordance with the Internal Revenue Service rules in effect at the time the election is made, e.g., electronically).  This election shall not accelerate when dividends related to those Shares will be paid.

12.
Tax Withholding.  The Corporation shall have the right to require the Grantee to pay to the Corporation the amount of any tax that the Corporation is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld, provided, however, that (a) no Shares are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Restricted Stock Award as a liability for financial accounting purposes), and (b) with respect to a Restricted Stock Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act.  The Corporation shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Corporation is required to withhold with respect to such dividend payments.

13.
Plan and Committee Decisions are Controlling.  This Agreement and the award of Shares to the Grantee are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement or the award of Shares shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.

14.
Grantee’s Employment.  Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee’s service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.
15.
Amendment.  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee’s written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Grantee with respect to the Shares, whenever the Committee may determine that such action is appropriate.

16.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TIMBERLAND BANCORP, INC.

By ________________________________
Its ________________________________

ACCEPTED BY GRANTEE
___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)
___________________________________
(City, State and Zip Code)

STOCK POWER

(One stock power for each stock certificate or grant in book-entry form issued)

For value received, I hereby sell, assign, and transfer to Timberland Bancorp, Inc. (the “Corporation”) ____________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. ____________________ or otherwise identified in book-entry form as ___________________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.
________________________________

Dated:

________________________

In the presence of:

________________________

 83(b) ELECTION FORM

TO:      Internal Revenue Service Center
             [Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
Name:	__________________________________________________________________
Address:	__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Social Security Number ____ - __ - ____

Property with respect to which this Election is made: _______ shares of the common stock of Timberland Bancorp, Inc.

Date of Grant or Transfer: ____________, _____.

Taxable Year for which Election is made:  Calendar Year _____.

Nature of the Restrictions to which the Property is Subject:  (i) a vesting schedule pursuant to which the taxpayer will not be fully vested in the property until ___________.

Fair Market Value of the Property upon receipt by taxpayer $___________.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ___________________________.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

__________	_____________________________________
Date	Signature